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                                   EXHIBIT 23a

                      CONSENT OF VAVRINEK, TRINE, DAY & CO.



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                    [VAVRINEK, TRINE, DAY, & CO. LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To: Heritage Oaks Bancorp

We consent to the incorporation of our report dated February 8, 1996, on the consolidated financial statements of Heritage Oaks Bancorp as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995 included in its Registration Statement on Form S-8 for the year ended December 31, 1995.


/s/ VAVRINEK, TRINE, DAY & CO.
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VAVRINEK, TRINE, DAY & CO.
Certified Public Accountants
Rancho Cucamonga, California